Exhibit 99.1

News Release

news release

FOR IMMEDIATE RELEASE	NOVEMBER 4, 2013

SYKES ENTERPRISES, INCORPORATED REPORTS

THIRD-QUARTER 2013 FINANCIAL RESULTS

—Revenue and diluted earnings per share exceed business outlook range on higher demand

—Capacity utilization rate increases alongside seat additions

—Facility transfers/rationalization and program ramps continue

—Raising full-year 2013 revenue outlook due to higher anticipated fourth quarter demand

TAMPA, FL – November 4, 2013 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing comprehensive outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today its financial results for the third quarter ended September 30, 2013.

Third Quarter 2013 Financial Highlights

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 • 800 • TO • SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

•

Third quarter 2013 revenues from continuing operations of $322.1 million increased $41.6 million, or 14.8%, from $280.5 million in the comparable quarter last year, driven largely by the expansion of new and existing client programs across the communications, financial services, technology and transportation verticals all of which more than offset demand softness in the healthcare vertical; on a constant currency basis and excluding Alpine Access’ revenue contribution from both comparable periods (third quarter 2013 versus third quarter 2012), third quarter 2013 revenues from continuing operations increased 10.6% comparably

•

Third quarter 2013 operating margin from continuing operations was 5.8% versus 3.1% in the same period last year; on a non-GAAP basis (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 6 for reconciliation), third quarter 2013 operating margin from continuing operations increased to 7.1% versus 6.0% in the same period last year, primarily driven by growth in new and existing client programs and higher capacity utilization, coupled with operating efficiencies from facility rationalization, facility transfers and acquisition integration, all of which were partially offset by unfavorable foreign currency movements resulting from appreciating functional currencies versus the U.S. dollar

•	Third quarter 2013 diluted earnings per share from continuing operations were $0.33 versus $0.19 in the comparable quarter last year, with the increase due principally to the above-mentioned factors
•

On a non-GAAP basis, third quarter 2013 diluted earnings per share from continuing operations increased 25.4% to $0.39 from $0.31 in the same period last year (see Exhibit 6 for reconciliation) with the comparable increase driven largely by the previously-mentioned factors. Third quarter 2013 diluted earnings per share from continuing operations were also higher relative to the Company’s August 2013 business outlook range of $0.26 to $0.29. Relative to the August 2013 business outlook range, the diluted earnings per share increase was driven largely by the previously-mentioned factors, coupled with lower effective tax rate and interest and other expenses

•

Consolidated capacity utilization rate increased to 75% in the third quarter of 2013 from 73% in the comparable period last year, due to growth in new and existing client programs across both the EMEA and Americas regions

Americas Region

Revenues from continuing operations from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 11.9% to $265.9 million, or 82.5% of total revenues, for the third quarter of 2013 compared to $237.5 million, or 84.7% of total revenues, in the same prior year period. This comparable growth was driven largely by the expansion of existing and new client programs across the communications, financial services and technology verticals, all of which more than offset demand softness in the healthcare and transportation verticals. (The Alpine Access acquisition closed August 20, 2012 and, therefore, the prior-year’s third quarter included a partial quarter’s worth ($10.1 million) of revenues versus a full quarter’s worth ($27.0 million) in the third quarter of 2013. Alpine’s third quarter 2013 revenues exclude $5.8 million of revenue contribution from SYKES’ legacy home agent program in the U.S, which was merged into the Alpine Access home agent platform starting in 2013.) On a constant currency basis and excluding Alpine Access’ revenue contribution from both comparable periods, third quarter 2013 Americas revenues from continuing operations increased 7.6% comparably due to the program expansions noted above.

Sequentially, revenues from continuing operations generated from the Americas region were up 4.2% to $265.9 million from $255.2 million, or 83.7% of total revenues, in the second quarter of 2013. On a constant currency basis, third quarter 2013 Americas revenues increased 5.3% over the second quarter, principally due to the above-mentioned factors.

The Americas income from continuing operations for the third quarter of 2013 increased 24.6% to $27.0 million, with an operating margin of 10.2% versus 9.1% in the comparable quarter last year. On a non-GAAP basis, the Americas operating margin from continuing operations increased to 11.7% from 11.0% in the comparable quarter last year, driven by growth in new and existing client programs and higher capacity utilization, coupled with operating efficiencies from facility rationalization, facility transfers and acquisition integration, all of which were partially offset by unfavorable foreign currency movements resulting from appreciating functional currencies versus the U.S. dollar (see Exhibit 7 for reconciliation).

Sequentially, the Americas income from continuing operations for the third quarter of 2013 increased 40.4% to $27.0 million, with an operating margin of 10.2% versus 7.5% in the second quarter of 2013. On a non-GAAP basis, the Americas operating margin from continuing operations increased to 11.7% from 9.7%. The increase was due to the above-mentioned factors (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from continuing operations from the Company’s Europe, Middle East and Africa (EMEA) region increased 30.9% to $56.3 million, representing 17.5% of total revenues for the third quarter of 2013, compared to $43.0 million, or 15.3% of total revenues, in the same prior year period. On a constant currency basis, EMEA revenues from continuing operations increased 26.8%, driven largely by the expansion of new and existing client programs across the communications, technology and transportation verticals.

Sequentially, revenues from continuing operations from the Company’s EMEA region increased 13.5% to $56.3 million, or 17.5% of SYKES’ total revenues, versus $49.6 million, or 16.3% of SYKES’ total revenues, in the second quarter of 2013. On a constant currency basis, EMEA revenues from continuing operations increased 12.6% sequentially, driven largely by the above-mentioned factors, coupled with a greater number of working days relative to the second quarter.

The EMEA region’s income from continuing operations for the third quarter of 2013 was $3.4 million, or 6.1% of EMEA revenues, versus $2.4 million, or 5.5% of revenues, in the comparable quarter last year. On a non-GAAP basis, the operating margin from continuing operations was 6.0% versus 5.7% in the same period last year, with the margin increase driven primarily by growth in new and existing client programs (see Exhibit 7 for reconciliation).

Sequentially, the EMEA region’s income from continuing operations for the third quarter of 2013 was $3.4 million, or 6.1% of EMEA revenues, versus an operating loss of $1.9 million, or a negative 3.9% of revenues, in the second quarter of 2013. On a non-GAAP basis, the EMEA operating margin from continuing operations was 6.0% versus a negative 3.9% due to ramp-related training costs in the second quarter, conversion of those ramp-ups into revenues and greater number of work days in the third quarter (see Exhibit 7 for reconciliation).

Corporate G&A Expenses

Corporate G&A expenses decreased to $11.6 million, or 3.6% of revenues, in the third quarter of 2013, compared to $15.3 million, or 5.5% of revenues, in the comparable quarter last year, which included transaction costs related to the Alpine Access acquisition and the associated management transition. On a non-GAAP basis, corporate G&A expenses decreased to $11.6 million from $11.9 million, or 3.6% of revenues from 4.2% of revenues in the third quarter of 2012, with the percentage of revenue decline on a comparable basis driven largely by expense leverage due to higher comparable revenues (see Exhibit 7 for reconciliation).

Sequentially, corporate G&A expenses decreased slightly to $11.6 million, or 3.6% of revenues, from $11.7 million, or 3.8% of revenues relative to the second quarter of 2013. On a non-GAAP basis, corporate G&A expenses were unchanged sequentially at $11.6 million, but decreased slightly as a percentage of revenues to 3.6% in the third quarter of 2013 from 3.8% of revenues in the second quarter of 2013 driven largely by expense leverage due to higher sequential revenues (see Exhibit 7 for reconciliation).

Interest & Other Expense and Taxes

Interest and other expense for the third quarter of 2013 totaled $0.1 million compared to interest and other expense of $0.8 million for the same period in the prior year. Net interest expense was higher in the third quarter of 2013 compared to the same period last year due to the timing (full quarter’s worth vs. partial quarter’s worth last year) of the amount outstanding on the credit facility related to the close of the Alpine Access acquisition. However, third quarter 2013 net interest expense was partially offset by net foreign currency transaction gains while the prior year period recorded losses, thus creating the interest and other expense differential on a comparable basis.

The Company recorded an effective tax rate of 24.4% for the third quarter of 2013 versus an effective tax benefit of 3.9% in the same period last year and versus the estimated 36% provided in the Company’s August 2013 business outlook. The effective tax rate differential on a comparable basis was primarily due to transaction costs in the year-ago period related to the Alpine Access acquisition, which lowered pre-tax income in a higher tax-rate jurisdiction. Relative to the August 2013 business outlook, the lower effective tax rate was driven by a discrete adjustment related to a valuation allowance release in the EMEA region and a shift in the geographic mix of earnings.

On a non-GAAP basis, the third quarter 2013 effective tax rate was 26.2% compared to 14.6% in the same period last year and below the estimated 36% provided in the Company’s August 2013 business outlook (see Exhibit 11 for reconciliation). The increase in the effective tax rate on a comparable basis was primarily driven by a shift in the geographic mix of earnings. The decrease in the effective tax rate relative to the August 2013 business outlook was primarily due to the discrete adjustment and a shift in the geographic mix of earnings.

Liquidity and Capital Resources

The Company’s balance sheet at September 30, 2013 remained strong with cash and cash equivalents of $196.7 million, of which $187.3 million, or 95.2% of the cash balance, was held in international operations and may be subject to additional taxes if repatriated to the United States, including withholding tax applied by the country of origin and U.S. taxes on the dividend income. During the quarter, the Company paid down approximately $8.0 million under its revolving senior credit facility, leaving it with $105.0 million of borrowings outstanding down from $113.0 million at June 30, 2013. The amount available under the Company’s credit facility was $140.0 million at September 30, 2013.

Business Outlook

The assumptions driving the business outlook for the fourth quarter and full-year 2013 are as follows:

•

The Company is increasing its revenue range for the full year given the better-than-expected demand in the third quarter and higher anticipated demand in the fourth quarter. These underlying demand trends span both the Americas and EMEA regions, driven largely by the communications, financial services and technology verticals. To meet the higher demand in the fourth quarter, the Company anticipates incremental investments in ramp costs in the fourth quarter, on top of the carryover of ramp costs from the third quarter, which are expected to impact diluted earnings per share for the fourth quarter and full year 2013. The anticipated 100 to 150 basis points in incremental ramp costs in the fourth quarter are related to agent training and on-boarding, along with expenses related to facilities expansion;

•

The Company’s revenues and earnings per share assumptions for the fourth quarter and full year 2013 are based on foreign exchange rates as of October 2013. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the fourth quarter and full-year;

•

The Company now expects to add approximately 7,000 seats on a gross basis in 2013, higher than the 6,000 seats previously expected. During the third quarter, the Company added approximately 2,600 seats on a gross basis while net seats increased by approximately 800 sequentially. For the first nine months of 2013, the Company added approximately 5,300 seats on a gross basis with the net seat count up by approximately 1,800. Total seat count on a net basis for the full year is now expected to increase by approximately 2,000 seats (instead of the 1,000 seats previously expected) due to the anticipated seat additions related to facility transfers and expansions;

•

The Company anticipates interest and other expense of approximately $0.9 million for the fourth quarter and $1.8 million for the full year 2013. Included in the aforementioned amounts is net interest expense of $0.4 million and $1.5 million for the fourth quarter and full year 2013, respectively, related to the outstanding debt associated with the acquisition of Alpine Access; and

•

The Company’s full-year 2013 effective tax rate is expected to be lower than the rate provided in the August 2013 business outlook due to the discrete adjustment related to a valuation allowance release in the EMEA region and the shift in the geographic mix of earnings.

Considering the above factors, the Company anticipates the following financial results for the three months ending December 31, 2013:

•	Revenues in the range of $330.0 million to $335.0 million
•	Effective tax rate of approximately 24%; **on a non-GAAP basis, an effective tax rate of approximately 25%
•	Fully diluted share count of approximately 42.8 million
•	Diluted earnings per share of approximately $0.32 to $0.36
•	**Non-GAAP diluted earnings per share in the range of $0.39 to $0.43
•	Capital expenditures in the range of $18.0 million to $20.0 million

For the twelve months ending December 31, 2013, the Company anticipates the following financial results:

•	Revenues in the range of $1,258.0 million to $1,263.0 million
•	Effective tax rate of approximately 22%; **on a non-GAAP basis, an effective tax rate of approximately 24%
•	Fully diluted share count of approximately 42.9 million
•	Diluted earnings per share of approximately $0.93 to $0.97
•	**Non-GAAP diluted earnings per share in the range of $1.23 to $1.27
•	Capital expenditures in the range of $64.0 million to $66.0 million

** See exhibits 10 & 11 for fourth quarter and full-year 2013 non-GAAP diluted earnings per share and tax rate reconciliations.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, November 5, 2013, at 10:00 a.m. Eastern Daylight Savings Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP income from continuing operations, non-GAAP operating margins, non-GAAP tax rate, non-GAAP income from continuing operations, net of taxes, per diluted share and non-GAAP income from continuing operations by segment are important indicators of performance as these non-GAAP financial measures assist readers in further understanding the Company’s results from operations and how management evaluates and measures such performance. These non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

SYKES is a global leader in providing a comprehensive customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat and social media. Utilizing its integrated onshore/offshore and virtual home agent delivery models, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, ability of maintaining margins offshore (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) risks related to the integration of the businesses of SYKES and Alpine Access and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	September 30,	September 30,	June 30,
	2013	2012	2013

Revenues	$322,143	$280,526	$304,735
Direct salaries and related costs	(215,001)	(183,628)	(210,141)
General and administrative	(73,987)	(75,747)	(75,247)
Depreciation, net	(10,677)	(9,583)	(10,017)
Amortization of intangibles	(3,699)	(2,774)	(3,713)
Impairment of long-lived assets	-	(122)	-

Income from continuing operations	18,779	8,672	5,617
Total other income (expense), net	(58)	(839)	(709)

Income from continuing operations before income taxes	18,721	7,833	4,908
Income taxes	(4,575)	309	688

Income from continuing operations, net of taxes	14,146	8,142	5,596
(Loss) from discontinued operations, net of taxes	-	-	-
(Loss) on sale of discontinued operations, net of taxes	-	-	-

Net income	$14,146	$8,142	$5,596

Net income (loss) per share:
Basic:
Continuing operations	$0.33	$0.19	$0.13
Discontinued operations	-	-	-

Net income (loss) per share	$0.33	$0.19	$0.13

Diluted:
Continuing operations	$0.33	$0.19	$0.13
Discontinued operations	-	-	-

Net income (loss) per share	$0.33	$0.19	$0.13

Weighted average shares outstanding:
Basic	42,785	43,014	42,936
Diluted	42,836	43,031	42,954

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Nine Months Ended
	September 30,	September 30,
	2013	2012

Revenues	$928,122	$823,426
Direct salaries and related costs	(628,848)	(536,758)
General and administrative	(222,967)	(217,653)
Depreciation, net	(30,863)	(30,033)
Amortization of intangibles	(11,171)	(6,644)
Impairment of long-lived assets	-	(271)

Income from continuing operations	34,273	32,067
Total other income (expense), net	(926)	(1,838)

Income from continuing operations before income taxes	33,347	30,229
Income taxes	(7,087)	(3,569)

Income from continuing operations, net of taxes	26,260	26,660
(Loss) from discontinued operations, net of taxes	-	(820)
Gain (loss) on sale of discontinued operations, net of taxes	-	(10,707)

Net income (loss)	$26,260	$15,133

Net income (loss) per share:
Basic:
Continuing operations	$0.61	$0.62
Discontinued operations	-	(0.27)

Net income (loss) per share	$0.61	$0.35

Diluted:
Continuing operations	$0.61	$0.62
Discontinued operations	-	(0.27)

Net income (loss) per share	$0.61	$0.35

Weighted average shares outstanding:
Basic	42,918	43,130
Diluted	42,948	43,179

Sykes Enterprises, Incorporated

Segment Results

(in thousands, except per share data)

(Unaudited)

Exhibit 3

	Three Months Ended
	September 30,	September 30,	June 30,
	2013	2012	2013
Revenues:
Americas	$265,878	$237,541	$255,163
EMEA	56,265	42,985	49,572

Total	$322,143	$280,526	$304,735

Operating Income:
Americas	$26,987	$21,654	$19,221
EMEA	3,423	2,359	(1,924)
Corporate G&A expenses	(11,631)	(15,341)	(11,680)

Income from continuing operations	18,779	8,672	5,617

Total other income (expense), net	(58)	(839)	(709)
Income taxes	(4,575)	309	688

Income from continuing operations, net of taxes	$14,146	$8,142	$5,596

	Nine Months Ended
	September 30,	September 30,
	2013	2012
Revenues:
Americas	$776,255	$688,841
EMEA	151,867	134,585

Total	$928,122	$823,426

Operating Income:
Americas	$65,730	$69,388
EMEA	3,354	1,861
Corporate G&A expenses	(34,811)	(39,182)

Income from continuing operations	34,273	32,067

Total other income (expense), net	(926)	(1,838)
Income taxes	(7,087)	(3,569)

Income from continuing operations, net of taxes	$26,260	$26,660

Sykes Enterprises, Incorporated

Condensed Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	September 30,	December 31,
	2013	2012

Assets:
Current assets	$509,455	$467,342
Property and equipment, net	114,868	101,295
Goodwill & intangibles, net	281,703	296,268
Other noncurrent assets	43,865	43,784

Total assets	$949,891	$908,689

Liabilities & Shareholders’ Equity:
Current liabilities	$174,549	$164,583
Noncurrent liabilities	150,121	137,842
Shareholders’ equity	625,221	606,264

Total liabilities and shareholders’ equity	$949,891	$908,689

Sykes Enterprises, Incorporated
Supplementary Data

	Q3 2013	Q3 2012

Geographic Mix (% of Total Revenues):
Americas (1)	83%	85%
Europe, Middle East & Africa (EMEA)	17%	15%

Total	100%	100%

(1) Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q3 2013	Q3 2012

Vertical Industry Mix (% of Total Revenues):
Communications	36%	32%
Financial Services	28%	30%
Technology / Consumer	15%	16%
Transportation & Leisure	8%	9%
Healthcare	5%	8%
Other	8%	5%

Total	100%	100%

	Seat Capacity (3)
	Q3 2013	Q3 2012	Q2 2013

Americas (2)	35,200	34,900	34,500
EMEA	5,900	5,300	5,800

Total	41,100	40,200	40,300

Offshore	23,200	22,400	22,000

	Capacity Utilization
	Q3 2013	Q3 2012	Q2 2013

Americas (2)	73%	72%	74%
EMEA	85%	78%	81%

Total	75%	73%	75%

Offshore	73%	77%	77%

(2) Americas data includes offshore as some clients in the U.S. are serviced from offshore geographies, including The Philippines, Costa Rica, etc.

(3) The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the second quarter 2013, the Company had approximately 2,900 agent FTEs working virtually from home both in the U.S. and Canada, including 2,600 from Alpine Access.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	September 30,	September 30,
	2013	2012

Cash Flow From Operating Activities:
Net income (loss)	$14,146	$8,142
Depreciation	10,861	9,835
Amortization of intangibles	3,699	2,774
Amortization of deferred grants	(286)	(252)
Changes in assets and liabilities and other	27,755	9,950

Net cash provided by (used for) operating activities	$56,175	$30,449

Capital expenditures	$19,586	$12,549
Cash interest paid	$563	$1,198
Cash taxes paid	$3,823	$3,369

	Nine Months Ended
	September 30,	September 30,
	2013	2012

Cash Flow From Operating Activities:
Net income (loss)	$26,260	$15,133
Depreciation	31,620	30,827
Amortization of intangibles	11,171	6,644
Amortization of deferred grants	(859)	(794)
Changes in assets and liabilities and other	(17,670)	3,524

Net cash provided by (used for) operating activities	$50,522	$55,334

Capital expenditures	$45,647	$26,355
Cash interest paid	$1,593	$1,726
Cash taxes paid	$12,304	$25,673

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	September 30,	September 30,	June 30,
	2013	2012	2013

GAAP income from continuing operations	$18,779	$8,672	$5,617
Adjustments:
Acquisition-related severance & consulting engagement costs	(3)	697	1,307
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	4,194	3,766	4,202
Merger & integration costs	73	3,045	51
EMEA restructuring	(67)	104	3
Other	-	418	-

Non-GAAP income from continuing operations	$22,976	$16,702	$11,180

	Three Months Ended
	September 30,	September 30,	June 30,
	2013	2012	2013

GAAP income from continuing operations, net of taxes, per diluted share	$0.33	$0.19	$0.13
Adjustments:
Acquisition-related severance & consulting engagement costs	-	0.01	0.02
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.06	0.06	0.07
Merger & integration costs	-	0.05	-
EMEA restructuring	-	-	-
Other	-	-	-

Non-GAAP income from continuing operations, net of taxes, per diluted share	$0.39	$0.31	$0.22

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012	2013	2012

GAAP income from continuing operations	$26,987	$21,654	$3,423	$2,359	($11,631)	($15,341)
Adjustments:
Acquisition-related severance & consulting engagement costs	(3)	320	-	-	-	377
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	4,194	3,766	-	-	-	-
Merger & integration costs	-	-	-	-	73	3,045
EMEA restructuring	-	-	(67)	104	-	-
Other	-	418	-	-	-	-

Non-GAAP income from continuing operations	$31,178	$26,158	$3,356	$2,463	($11,558)	($11,919)

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	June 30,
	2013	2013	2013	2013	2013	2013

GAAP income from continuing operations	$26,987	$19,221	$3,423	($1,924)	($11,631)	($11,680)
Adjustments:
Acquisition-related severance & consulting engagement costs	(3)	1,307	-	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	4,194	4,202	-	-	-	-
Merger & integration costs	-	-	-	-	73	51
EMEA restructuring	-	-	(67)	3	-	-
Other	-	-	-	-	-	-

Non-GAAP income from continuing operations	$31,178	$24,730	$3,356	($1,921)	($11,558)	($11,629)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Nine Months Ended
	September 30,	September 30,
	2013	2012
GAAP income from continuing operations	$34,273	$32,067
Adjustments:
Acquisition-related severance & consulting engagement costs	1,670	697
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	12,832	9,819
Merger & integration costs	444	3,151
EMEA restructuring	(56)	1,279
Other	-	968

Non-GAAP income from continuing operations	$49,163	$47,981

	Nine Months Ended
	September 30,	September 30,
	2013	2012
GAAP income from continuing operations, net of taxes, per diluted share	$0.61	$0.62
Adjustments:
Acquisition-related severance & consulting engagement costs	0.03	0.01
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.20	0.16
Merger & integration costs	-	0.06
EMEA restructuring	-	0.03
Other	-	0.01

Non-GAAP income from continuing operations, net of taxes, per diluted share	$0.84	$0.89

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012	2013	2012
GAAP income from continuing operations	$65,730	$69,388	$3,354	$1,861	($34,811)	($39,182)
Adjustments:
Acquisition-related severance & consulting engagement costs	1,511	320	-	-	159	377
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	12,832	9,819	-	-	-	-
Merger & integration costs	-	106	-	-	444	3,045
EMEA restructuring	-	-	(56)	1,179	-	100
Other	-	968	-	-	-	-

Non-GAAP income from continuing operations	$80,073	$80,601	$3,298	$3,040	($34,208)	($35,660)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook
Fourth Quarter
2013

GAAP income from continuing operations, net of taxes, per diluted share	$0.32 - $0.36
Adjustments:
Acquisition-related severance & consulting engagement costs	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.07
Merger & integration costs	-
EMEA restructuring	-
Other	-

Non-GAAP income from continuing operations, net of taxes, per diluted share	$0.39 - $0.43

Business Outlook
Full Year
2013

GAAP income from continuing operations, net of taxes, per diluted share	$0.93 - $0.97
Adjustments:
Acquisition-related severance & consulting engagement costs	0.03
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.27
Merger & integration costs	-
EMEA restructuring	-
Other	-

Non-GAAP income from continuing operations, net of taxes, per diluted share	$1.23 - $1.27

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended	Three Months Ended
	September 30, 2013	September 30, 2012
	Tax Rate	Tax Rate
GAAP	24%	-4%

Acquisition-related severance & consulting engagement costs	-	2%
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	2%	9%
Merger & integration costs	-	7%
EMEA restructuring	-	-
Other	-	1%

Non-GAAP	26%	15%

	Three Months Ended	Twelve Months Ended
	December 31, 2013	December 31, 2013
	Tax Rate	Tax Rate
GAAP	24%	22%

Acquisition-related severance & consulting engagement costs	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	1%	2%
Merger & integration costs	-	-
EMEA restructuring	-	-
Other	-	-

Non-GAAP	25%	24%